Exhibit 32.1

Statement of Chief Executive Officer of

MOHAWK INDUSTRIES, INC.

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to

§ 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report of Mohawk Industries, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeffrey S. Lorberbaum, Chairman, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/: JEFFREY S. LORBERBAUM
Jeffrey S. Lorberbaum
Chairman, President and Chief Executive Officer

February 29, 2008